Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-286190) on Form S-8 of our report dated July 30, 2025, with respect to the consolidated financial statements of Coincheck Group N.V and its subsidiaries.

/s/ KPMG AZSA LLC
Tokyo, Japan
July 30, 2025